Exhibit 99.1

Millipore Corporation to Acquire Serologicals

Tuesday April 25, 6:00 am ET

BILLERICA, Mass.—(BUSINESS WIRE)—April 25, 2006—Millipore Corporation (NYSE: MIL - News):

•	Transaction Will Create Life Science Leader with Approximately $1.4 Billion in Revenues

•	Acquisition Will Be Accretive to Millipore’s 2006 Non-GAAP Earnings

•	Combined Company Will Have Higher Revenue Growth and Profitability Profile

•	Millipore Also Reports First Quarter 2006 Financial Results

Millipore Corporation (NYSE: MIL - News) and Serologicals Corporation (Nasdaq: SERO - News) announced today that their boards of directors have approved a definitive agreement whereby Millipore will acquire Serologicals in an all cash transaction. The acquisition will transform Millipore into a company with combined annual revenues of approximately $1.4 billion, based on 2006 full year projections. Assuming stable foreign exchange rates, Millipore believes 2007 revenues for the combined company will grow between 9 and 11 percent over 2006 pro forma revenues.

The strategic combination of Millipore and Serologicals will significantly strengthen Millipore’s Bioscience Division by giving it leading positions in a broad range of high growth segments such as drug discovery products and services, antibodies, cell biology reagents, and stem cell research. Millipore expects to increase sales of Serologicals’ products in international markets such as Europe, Asia and Japan, where Millipore has a significant presence. Millipore’s Bioprocess Division will gain a cell culture supplements offering that will facilitate its entry into the $1 billion upstream bioprocessing market. As a result, Millipore will be the only company in the life science industry that can offer both upstream cell culture and downstream separation offerings for biopharmaceutical production, further strengthening its relationships with biotechnology and pharmaceutical customers.

The combined organization of approximately 5,800 employees will have significantly expanded R&D capabilities and a worldwide sales, sales support, and service organization of approximately 1,200 professionals selling a broad portfolio of complementary products.

Financial Guidance

Assuming the transaction closes by June 30, 2006, Millipore expects the acquisition to increase its 2006 non-GAAP earnings per share between $0.10 and $0.15, which will result in 2006 non-GAAP earnings between $3.00 and $3.10 per share. Millipore anticipates that its 2007 non-GAAP earnings for the combined company will be in a range of $3.60 to $3.75 per share. The Company expects cost savings and synergies of $9 to $10 million in 2007 and $15 to $17 million in 2008. Millipore has not yet determined the allocation of the purchase price, and therefore, GAAP earnings projections for 2006 and 2007 are not being provided at this time.

Transaction Details

Under the terms of the agreement, Serologicals shareholders will receive $31.55 in cash for each share of Serologicals common stock they own. The total value of the transaction, including the assumption of the projected debt at closing, is estimated at approximately $1.4 billion. The transaction, which is expected to close on or about June 30, 2006, is subject to Serologicals shareholder approval, customary regulatory approvals, and other conditions in the merger agreement. Millipore intends to finance the transaction with a combination of cash on hand and debt. Millipore has obtained a commitment for the financing necessary to complete the acquisition from UBS Investment Bank who is also acting as Millipore’s exclusive financial advisor in connection with the transaction.

Martin Madaus, Chairman, President, and CEO of Millipore said, “Our acquisition of Serologicals is transformational. This move will significantly increase our life sciences footprint and will advance many of our strategic objectives. Serologicals and Millipore are two of the fastest growing companies in our sector, and our combination will create a company with very attractive growth and profitability. Serologicals participates in a number of high-growth market segments and brings a portfolio of innovative, higher margin products that can be sold through our combined, global sales organization. With the addition of Serologicals’ R&D capabilities, we will also be able to pursue new markets and bring together the applications expertise of both companies to generate value for customers.”

He added, “The addition of Serologicals’ differentiated research products and services will make Millipore’s Bioscience Division a more strategic supplier with a broad range of solutions for the life science industry. We will advance our customers’ research by optimizing workflows from sample preparation, to developing and performing assays, to analyzing results. The addition of cell culture supplements to our Bioprocess Division will make Millipore the only company in the industry that can provide upstream cell culture and downstream separation offerings to our biopharmaceutical customers. Our comprehensive offering will include process development and scale-up, upstream processing, downstream filtration, and ongoing compliance monitoring and testing. We welcome the employees of Serologicals to Millipore, and we are excited about the depth of knowledge and experience they will bring to the company.”

David A. Dodd, President and CEO of Serologicals said, “We are pleased with the company we built at Serologicals and are proud of our track record of achieving revenue growth, increasing profitability, and delivering value to our customers. We believe that our combination with Millipore represents an excellent opportunity to achieve attractive long-term growth, enhance product development, and develop a closer partnership with all of our customers in the life sciences and biopharmaceutical markets. Millipore is one of the most respected franchises in the life science industry and joining an industry leader will create opportunities for Serologicals employees, as part of the larger, combined organization.” David Dodd will assist in the integration and will then depart from the company.

Millipore First Quarter 2006 Financial Results

First Quarter Highlights

•	Bioscience Division reports constant currency revenue growth of 10 percent

•	Bioprocess Division reports constant currency revenue growth of 13 percent

•	Continued improvement in the company’s global supply chain initiative resulting in non-GAAP gross margins of 54.9 percent, an increase of 50 basis points

•	GAAP earnings per share of $0.64; Non-GAAP earnings per share of $0.74

Revenues for the first quarter grew 7 percent totaling $268.4 million. In constant currency, quarterly revenue growth was 12 percent. Excluding the impact of acquisitions, constant currency revenue growth in the first quarter was 9 percent.

Millipore reported first quarter net income of $34.5 million, or $0.64 per share, compared to net income of $32.3 million, or $0.64 per share, in the first quarter of 2005. On a non-GAAP basis, the company reported net income of $39.8 million, or $0.74 per share, compared to non-GAAP net income of $39.2 million, or $0.78 per share, in the first quarter of 2005.

“We are delivering on our promise to sustain higher levels of revenue growth and generate improved gross margins,” said Kathy Allen, Corporate Vice President and CFO of Millipore. “These improved results reflect the effectiveness of the strategic initiatives we implemented over the past year such as our global supply chain initiative. Additionally, we continue to see attractive growth in emerging markets where our Bioscience Division is gaining traction with several newly launched products.”

Quarterly revenue growth by geography ($ millions):

Revenues by Geographic Area	Q1 2006	Q1 2005	% Growth	% Growth Constant Currency
Americas	$113.1	$103.4	9%	8%
Europe	109.0	102.4	6%	16%
Asia/Pacific	46.3	44.4	4%	14%

Total	$268.4	$250.2	7%	12%

Quarterly revenue growth by division ($ millions):

Revenues by Division	Q1 2006	Q1 2005	% Growth	% Growth Constant Currency
Bioprocess	$163.6	$150.2	9%	13%
Bioscience	104.8	100.0	5%	10%

Total	$268.4	$250.2	7%	12%

Use of Non-GAAP Financial Measures

In addition to analyzing U.S. GAAP financial results, management also analyzes “non-GAAP” financial measures as it believes these measures may help it better understand the underlying business trends in evaluating its results.

The Company’s forecasts for 2006 and 2007 non-GAAP earnings per share exclude amortization of purchased intangibles, and expenses for stock-based compensation, purchase accounting, acquisition integration, and our manufacturing consolidation strategy. “Constant currency” is a non-GAAP measure whereby foreign currency balances are translated, in all periods presented, at Millipore’s budgeted exchange rates for 2006, thereby excluding the impact of fluctuations in the actual foreign currency rates. Non-GAAP earnings per share reflect U.S. GAAP results, which are adjusted for items considered by management to be unusual or non-operating items. We believe this may help investors evaluate the company’s operating results in a consistent manner over time notwithstanding the ongoing acquisition of new businesses.

We encourage investors to carefully consider our results under GAAP, as well as our non-GAAP disclosures and the reconciliation between these presentations, to more fully understand our business. Reconciliations between GAAP and non-GAAP adjustments are presented on the following pages.

Conference Call

Millipore will host a conference call and webcast to discuss its Serologicals acquisition, quarterly financial results, business outlook, and related corporate and financial matters at 9:00 a.m. Eastern Time today, April 25, 2006. The live dial-in number for the call is (877) 216-6455 for domestic callers and (706) 634-2433 for international callers. The call and supporting slide presentation can be accessed through Millipore’s website: http://www.millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing (800) 642-1687 or (706) 645-9291 and entering confirmation code: 7911287. The telephonic replay will be available beginning at 11:00 a.m. ET on April 25, 2006 until 8:00 p.m. ET on May 5, 2006.

About Millipore

Millipore is a leading bioprocess and bioscience products and services company, organized into two divisions. The Bioprocess division offers solutions that optimize development and manufacturing of biologics. The Bioscience division provides high performance products and application insights that improve laboratory productivity. Millipore has a deep understanding of its customers’ research and manufacturing process needs, and offers reliable and innovative tools, technologies and services. The

Company employs approximately 4,800 people worldwide and reported revenues of $991 million in 2005. For additional information on Millipore Corporation, please visit its website at: www.millipore.com.

About Serologicals

Serologicals Corporation, headquartered in Atlanta, GA, is a global leader in developing and commercializing consumable biological products, enabling technologies and services in support of biological research, drug discovery, and the bioprocessing of life-enhancing products. Serologicals’ customers include researchers at major life science companies and leading research institutions involved in key disciplines, such as neurology, oncology, hematology, immunology, cardiology, proteomics, infectious diseases, cell signaling and stem cell research. In addition, Serologicals is the world’s leading provider of monoclonal antibodies for the blood typing industry. Serologicals employs approximately 1,000 people worldwide. For more information, please visit our website: www.serologicals.com.

Additional Information and Where to Find It:

This material is not a substitute for the proxy statement Serologicals will file with the Securities and Exchange Commission. Investors are urged to read the proxy statement when it becomes available, because it will contain important information. The proxy statement and other documents which will be filed by Serologicals with the Securities and Exchange Commission will be available on the SEC’s website, www.sec.gov. Serologicals and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from Serologicals’ shareholders in connection with the proposed transaction. Investors may obtain a detailed list of names, affiliations and interests of Serologicals participants in the solicitation of proxies of Serologicals shareholders by reading the proxy statement when it becomes available.

Forward Looking Statements:

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Potential risks and uncertainties that could affect Millipore’s future operating results include, without limitation, failure to achieve design wins in our pharmaceutical and biotechnology customers’ manufacturing design phase for a particular drug precluding any sales of our products to those customers for those particular drugs; suspension or termination of a customer’s volume production; lack of availability of raw materials or component products on a timely basis; regulatory delay in the approval of new therapeutics, and their ultimate commercial success; the inability to establish and maintain necessary product and process quality levels; the inability to realize the expected benefits of development, marketing and other alliances; competitive factors such as new membrane or chromatography technology; the inability to identify or successfully integrate acquired businesses; difficulties inherent in research and development activities; the failure to attract and retain critical personnel; the inability to achieve anticipated cost benefits of our supply chain initiative; risks relating to our concentration of principal manufacturing operations; the inability to utilize technology in current or planned products due to overriding rights by third parties; potential environmental liabilities; conditions in the economy in general and in the bioscience and bioprocess markets in particular; foreign exchange fluctuations; reduced private and government research funding; exposure to product liability claims; and difficulties inherent in transferring or outsourcing of manufacturing operations. Please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K, for more information on these and other risks that could cause actual results to differ.

Millipore Corporation

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 1, 2006	April 2, 2005
Net sales	$268,415	$250,178
Cost of sales	125,772	114,103

Gross profit	142,643	136,075

Selling, general and administrative expenses	80,854	76,728
Research and development expenses	18,413	16,073
Purchased intangibles amortization	1,432	705

Operating income	41,944	42,569

Interest income	6,892	675
Interest expense	(4,193)	(1,834)

Income before provision for income taxes	44,643	41,410

Provision for income taxes	10,015	9,110

Net income before minority interest	34,628	32,300

Minority interest, net of tax	(97)	—

Net income	$34,531	$32,300

Diluted income per share	$0.64	$0.64

Diluted weighted average shares outstanding	53,883	50,327

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	April 1, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$566,299	$537,052
Marketable securities	84,944	113,839
Accounts receivable, net	215,259	188,130
Inventories	166,249	153,030
Deferred income taxes	59,907	60,750
Other current assets	17,873	14,300

Total current assets	1,110,531	1,067,101

Property, plant and equipment, net	385,681	371,249
Deferred income taxes	70,673	73,190
Intangible assets, net	42,516	43,421
Goodwill	84,154	82,718
Other assets	6,660	8,986

Total assets	$1,700,215	$1,646,665

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$81,006	$79,587
Accrued expenses and other current liabilities	119,609	163,012

Total current liabilities	200,615	242,599

Long-term debt	562,750	552,285
Other liabilities	60,879	60,218
Minority interest	3,765	—
Shareholders’ equity	872,206	791,563

Total liabilities and shareholders’ equity	$1,700,215	$1,646,665

Millipore Corporation

Condensed Consolidated Statements of Income

and Reconciliation of Non-GAAP Adjustments (1)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 1, 2006
	GAAP	Non-GAAP Adjustments		Non-GAAP
Net sales	$268,415	$—		$268,415
Cost of sales	125,772	(4,589	)(2)	121,183

Gross profit	142,643	4,589		147,232
Margin %	53.1%			54.9%
Selling, general and administrative expenses	80,854	(1,897	)(3)	78,957
Research and development expenses	18,413	(318	)(4)	18,095
Purchased intangibles amortization	1,432	(1,432	)(5)	—

Operating income	41,944	8,236		50,180
Operating margin %	15.6%			18.7%

Interest income	6,892	—		6,892
Interest expense	(4,193)	—		(4,193)

Income before provision for income taxes	44,643	8,236		52,879

Provision for income taxes	10,015	2,936	(6)	12,951
Income tax rate	22.4%	35.6%		24.5%

Net income before minority interest	34,628	5,300		39,928

Minority interest	(97)			(97)

Net income	$34,531	$5,300		$39,831

Diluted income per share	$0.64	$0.10		$0.74

Diluted weighted average shares outstanding	53,883	53,883		53,883

(1)	Non-GAAP adjustments include unusual or non- recurring items. We analyze these non-GAAP measures because we believe they allow us a better understanding of the underlying trends in evaluating our results. We include purchased intangibles amortization as a non-GAAP adjustment as we believe this may help us evaluate our operating results in a consistent manner over time notwithstanding the ongoing acquisition of new businesses. We encourage investors to carefully consider our results under GAAP, as well as our non-GAAP disclosures, to more fully understand our business.

(2)	Cost of sales non-GAAP adjustments represent $4,225 related to our manufacturing consolidation strategy and $364 related to stock-based compensation expense.
(3)	Selling, general and administrative non-GAAP adjustments include $1,897 stock-based compensation expense.
(4)	Research and development expenses non-GAAP adjustments include $318 stock-based compensation expense.
(5)	Purchased intangibles amortization is adjusted for non-GAAP presentation.
(6)	The effective income tax rate used in the calculation of non-GAAP net income differs from the effective income tax rate for GAAP purposes due primarily to the geographic mix of profits.

Millipore Corporation

Condensed Consolidated Statements of Income

and Reconciliation of Non-GAAP Adjustments (1)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 2, 2005
	GAAP	Non-GAAP Adjustments		Non-GAAP
Net sales	$250,178	$—		$250,178
Cost of sales	114,103	—		114,103

Gross profit	136,075	—		136,075
Margin %	54.4%			54.4%

Selling, general and administrative expenses	76,728	(8,275	)(2)	68,453
Research and development expenses	16,073	—		16,073
Purchased intangibles amortization	705	(705	)(3)	—

Operating income	42,569	8,980		51,549
Operating margin %	17.0%			20.6%

Interest income	675	—		675
Interest expense	(1,834)	—		(1,834)

Income before provision for income taxes	41,410	8,980		50,390

Provision for income taxes	9,110	2,092	(4)	11,202
Income tax rate	22.0%			22.2%

Net income	$32,300	$6,888		$39,188

Diluted income per share	$0.64	$0.14		$0.78

Diluted weighted average shares outstanding	50,327	50,327		50,327

(1)	Non-GAAP adjustments include unusual or non-recurring items. We analyze these non-GAAP measures because we believe they allow us a better understanding of the underlying trends in evaluating our results. We include purchased intangibles amortization as a non- GAAP adjustment as we believe this may help us evaluate our operating results in a consistent manner over time notwithstanding the ongoing acquisition of new businesses. We encourage investors to carefully consider our results under GAAP, as well as our non-GAAP disclosures, to more fully understand our business.

(2)	Selling, general and administrative non-GAAP adjustments include $7,780 of executive termination costs and $495 of severance related to the divisional consolidation.
(3)	Purchased intangibles amortization is adjusted for non-GAAP presentation.
(4)	The effective income tax rate used in the calculation of non-GAAP net income differs from the effective income tax rate for GAAP purposes due primarily to the geographic mix of profits.

Contact:

Millipore Corporation

Investors

Joshua Young, 978-715-1527

800-225-3384

joshua_young@millipore.com

or

Media:

Thomas Anderson, 978-715-1043

800-225-3384

thomas_anderson@millipore.com

or

Kekst & Company

David Lilly, 212-521-4800

david-lilly@kekst.com